UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 4, 2005

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Form 8-K, filed with the Securities and Exchange Commission on April 4, 2005, Impac Mortgage Holdings, Inc. (the “Company”) previously reported the issuance by Impac Capital Trust #1 (“Trust #1”), a newly formed trust subsidiary, of an aggregate amount of $25.0 million in trust preferred securities, and the related issuance of Notes to Trust #1 pursuant to a Junior Subordinated Indenture (the “Indenture”), dated April 1, 2005, between the Company and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”). On May 4, 2005, the Company and the Trustee agreed to extend the date whereby the Company’s audited financials are required to be provided so that if (a) the Company does not provide by May 20, 2005 audited financial statements or a certification of its compliance with the Sarbanes-Oxley Act of 2002 and (b) the Company fails to pay the principal and interest due and payable on the Notes on or before May 23, 2005 then it will be an automatic event of default under the Indenture.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: May 4, 2005	By:	/s/ Richard J. Johnson
	Name:	Richard J. Johnson
	Title:	Executive Vice President and Chief Financial Officer

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